UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 12, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On July 12, 2018, New Bridge Global Ventures, Inc. (the “Company”) entered into a Consulting Services Agreement (“Agreement”) with Go Fund, LLC (the “Consultant). Under the terms of the Agreement, the Consultant will provide strategic consulting services, assist the Company in identifying acquisitions and growth opportunities, assist the Company with financing matters, and assist the Company with investor relations. The Company will pay a monthly consulting fee of $10,000 for the one-year term and grant the Consultant options to acquire 10,000,000 shares of the Company’s Common Stock at an exercise price of $0.0001 per share which will vest based on meeting certain value creation milestones.

A form of the Consulting Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K.

.

Item 9.01	Exhibits.

The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2	Description of Exhibits Consulting and Registration Rights Agreement Notice of Grant of Stock Option

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 16th day of July, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.
By:	/s/ Mark T. Mersman
	Name:	Mark T. Mersman
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2	Description of Exhibits Consulting Services Agreement Notice of Grant of Stock Option